February 15, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         Re:      Buffets, Inc.
                  -------------

Ladies and Gentlemen:

     On behalf of Buffets, Inc., a Minnesota corporation (the "Company"), we hereby transmit for filing, pursuant to the Electronic Data Gathering, Analysis and Retrieval System, a copy of the Company's Registration Statement on Form S-8 relating to the Buffets, Inc. 1999 Stock Option Plan.

         The applicable filing fee is $1,040.16 and the SEC should withdraw that amount from the Company's account (CIK no. 0000750274) at Mellon Bank.

                                                 Very truly yours,

                                                 /s/  Jennifer L. Cumming
                                                 ------------------------
                                                 Jennifer L. Cumming

             As filed with the Securities and Exchange Commission on
                       February 15, 2000 Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                  BUFFETS, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                   41-1462294
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        10260 Viking Drive                              55344
      Eden Prairie, Minnesota                         (Zip Code)
(Address of Principal Executive Offices)

                      BUFFETS, INC. 1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

Roe H. Hatlen, Chairman                                         Copy to:
     Buffets, Inc.                                          Douglas P. Long
  10260 Viking Drive                                      Faegre & Benson LLP
Eden Prairie, MN 55344                                    2200 Norwest Center
(Name and address of                                    90 South Seventh Street
    agent for service)                                   Minneapolis, MN 55402
                                 (612) 942-9760
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                          Proposed            Proposed

Title of Securities    Amount to be    Maximum Offering   Maximum Aggregate     Amount of
to be Registered      Registered (1)   Price Per Share      Offering Price   Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, $.01
par value             400,000 Shares       $ 9.85            $3,940,000         $1,040.16
================================================================================================

(1) Maximum number of shares available upon exercise of options issued under the Buffets, Inc. 1999 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h)(1), based upon the average of the high and low sale prices per share of the registrant's Common Stock on February 11, 2000, as reported on the Nasdaq National Market System.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K of Buffets, Inc. (the "Company") for the fiscal year ended December 30, 1998 (which incorporates by reference certain portions of the Company's 1998 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1999 Annual Meeting of Shareholders);

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 27, 1986 and Amendment No. 1 thereto dated May 11, 1992, and the Company's Registration Statement on Form 8-A dated October 30, 1995, which contains a description of the related Rights to Purchase Preferred Shares, together with any amendments or reports filed for the purpose of updating those descriptions.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 4.01 of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law. Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited or limited by its articles of incorporation or By-Laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her official capacity against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are:

               (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses;

               (b) that such person acted in good faith;

               (c) that no improper personal benefit was obtained by such person and certain statutory conflicts of interest provisions have been satisfied, if applicable;

               (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and

               (e) that such person acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

         The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the shareholders who are not parties to the proceeding, or by a court.

         Article VIII of the Company's Composite Amended and Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except:

               (1) for any breach of the director's duty of loyalty to the Company or its shareholders;

               (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (3) for dividends, stock repurchases, and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

               (4) for any transaction from which the director derived an improper personal benefit; or

               (5) for any act or omission occurring prior to the effective date of the provision limiting such liability in the Company's Composite Amended and Restated Articles of Incorporation.

         Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.
                                       3

Item 8.  Exhibits.

  Exhibit
  Number       Exhibit
  -------      -------
     4.1       Composite  Amended and Restated  Articles of Incorporation of the
               Company. (1)

     4.2       By-Laws of the Company. (2)

     4.3 Form of Rights Agreement, dated as of October 24, 1995 between the Company and the American Stock Transfer and Trust Company, as Rights Agent. (3)

     5         Opinion of Faegre & Benson LLP.

     3.1       Consent of Faegre & Benson LLP (included in Exhibit 5).

     23.2      Independent Auditors' Consent of Deloitte & Touche LLP.

     24 Powers of Attorney (included with signatures to this Registration Statement).

     99        Buffets, Inc. 1999 Stock Option Plan.

--------------------------

     (1) Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 dated June 2, 1993 (Registration No. 33-63694).

     (2) Incorporated by reference to Exhibit 3(b) to Annual Report on Form 10-K for the fiscal year ended December 29, 1993.

     (3) Incorporated by reference to Exhibit 1 to Report on Form 8-K dated October 24, 1995.


Item 9.  Undertakings.

         A.  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 14, 2000.

                                          BUFFETS, INC.

                                          By: /s/ Roe H. Hatlen
                                          ------------------------------------
                                          Roe H. Hatlen
                                          Chairman and Chief Executive Officer

     Each of the  undersigned  officers and  directors of Buffets,  Inc.  hereby appoints H. Thomas Mitchell and Clark C. Grant, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments, or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Capacity                                   Date
---------                 --------                                   ----

/s/ Roe H. Hatlen         Chairman, Chief Executive Officer and      February 14, 2000
------------------------  Director (Principal Executive Officer)
Roe H. Hatlen

/s/ Clark C. Grant        Senior Vice President of Finance and       February 14, 2000
------------------------  Treasuer (Principal Financial Officer)
Clark C. Grant

/s/ Marguerite C. Nesset  Vice President of Accounting and           February 14, 2000
------------------------  Controller (Principal Accounting Officer)
Marguerite C. Nesset

/s/ Walter R. Barry, Jr.  Director                                   February 14, 2000
------------------------
Walter R. Barry, Jr.

/s/ Marvin W. Goldstein   Director                                   February 14, 2000
------------------------
Marvin W. Goldstein

/s/ Alan S. McDowell      Director                                   February 14, 2000
------------------------
Alan S. McDowell

/s/ C. Dennis Scott       Director                                   February 14, 2000
------------------------
C. Dennis Scott

/s/ Michael T. Sweeney    Director                                   February 14, 2000
------------------------
Michael T. Sweeney


                                INDEX TO EXHIBITS


Exhibit                                                                     Manner of Filing
-------                                                                     ----------------
4.1      Composite Amended and Restated Articles of
         Incorporation of the Company.......................................Incorporated by reference

4.2      By-Laws of the Company.............................................Incorporated by reference

4.3      Form  of  Rights  Agreement  dated  as  of  October  24,  1995 between  the  Company  and the  American  Stock  Transfer  and
         Trust Company, as Rights Agent.....................................Incorporated by reference

5        Opinion of Faegre & Benson LLP..........................................Filed Electronically

23.1     Consent of Faegre & Benson LLP (included in Exhibit 5)..................Filed Electronically

23.2     Independent Auditors' Consent of Deloitte & Touche LLP..................Filed Electronically

24       Powers of Attorney (included with signatures to this
         Registration Statement).................................................Filed Electronically

99       Buffets, Inc. 1999 Stock Option Plan....................................Filed Electronically
